Exhibit 99

The Dial Corporation Salomon Smith Barney December 3, 2002

The Dial Corporation This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on management's beliefs, as well as on assumptions made by and information currently available to management and involve various risks and uncertainties, certain of which are beyond the Company's control. The Company's actual results could differ materially from those expressed in any forward looking statements made on behalf of the Company. Safe Harbor

Agenda Dial Today Who we are . . . now How we compete in a land of giants Channel Shift Where we compete . . . most effectively

Dial Today Market Size Unit Share of Market Brand Position $2.2 B 19.7% #1 Brand #1 Deodorant Bar Soap #2 Liquid Soap $4.9 B 13.4% #1 Value Brand #2 Liquid Brand #2 Brand Over All $1.3 B 22.3% #1 Item Air Freshener (Adjustables) $1.3 B 20.0% #1 Vienna Sausage brand - the flagship product Dial Purex Renuzit Armour Note: 52-week volume market shares, period ending October 5, 2002, per A.C. Nielsen

Earnings per share have grown at a 39% compounded annual growth rate.(1) Market share up in 3 of 4 core businesses. Gross margin up over 400 basis points / operating margin up over 300 basis points. Results Since August 2000(2) I. Strengthened The Base Business (1)Assuming street consensus of $1.22 in 2002. (2)Continuing operations before special items.

II. Exited Underperforming Businesses SPC divested. Dial/Henkel joint venture terminated. Sold assets in Mexico and licensed Dial brands to our Mexican distributor. Evaluating strategic alternatives for Argentina business. Results Since August 2000

Net debt (total debt less cash) cut in half in two years - from $637MM at June 30, 2000, to $281MM at September 28, 2002. Accumulated $164MM in cash as of September 28, 2002. Market capitalization has grown approximately 1 billion. Results Since August 2000 III. Firmed Up The Balance Sheet

Agenda Dial Today Who we are . . . now How we compete in a land of giants Channel Shift Where we compete . . . most effectively

Concentrate media advertising on Dial brand Innovative - quick to market . . . with different from / better than competitive new products Concentrate on doing one or two new products well on an annualized basis Use consumer promotion and price value strategy behind Dial Body Wash, Purex Liquid and Renuzit Adjustables How We Compete

Dial Brands

Concentrate media advertising on Dial brand Innovative - quick to market . . . with different from / better than competitive new products Concentrate on doing one or two new products well on an annualized basis Use consumer promotion and price value strategy behind Dial Body Wash, Purex Liquid and Renuzit Adjustables How We Compete

Dial Commercial

Dial Brand Market Share +3.6 pts +5.8 pts +19.6 pts All Dial product forms are outperforming their respective segments. Source: ACNielsen 2002 YTD ending 10/5/02 Scan + Panel

Dial Corporation market share has grown steadily, gaining 4 share points in the past 5 years. 1997 1998 1999 2000 2001 2002 YTD Dial 14.8 14.5 14.9 15.6 17 17.8 Market Share (ppt) Dial Corp U. S. Market Share (Dollars) Source: IRI Scan 1997-2000; ACNielsen 2001-2002 Scan + Panel U. S. Personal Cleansing Category

Concentrate media advertising on Dial brand Innovative - quick to market . . . with different from / better than competitive new products Concentrate on doing one or two new products well on an annualized basis Use consumer promotion and price value strategy behind Dial Body Wash, Purex Liquid and Renuzit Adjustables How We Compete

Innovative Different From / Better Than New Products Dial Complete Dial Vitamins BodyWash, Bar and Liquid Renuzit Super Odor Neutralizer

Concentrate media advertising on Dial brand Innovative - quick to market . . . with different from / better than competitive new products Concentrate on doing one or two new products well on an annualized basis Use consumer promotion and price value strategy behind Dial Body Wash, Purex Liquid and Renuzit Adjustables How We Compete

Sales Indices - Dial Products (Index Based on U.S. Average) Food Accounts 26 Weeks Ending 11/2/02 Sales volumes of retailers executing pricing strategies are significantly larger than those not.

Agenda Dial Today Who we are . . . now How we compete in a land of giants Channel Shift Where we compete . . . most effectively

Consumer packaged goods sales are moving away from supermarkets to discount channels Wal-Mart's aggressive expansion of supercenters Growth of dollar stores - grew 15% in most recent year Large pack sizes more conducive to opening price point merchandisers Relegate fill-in smaller packs to food stores and drug stores Cross-Channel Shoppers

Channels Competing Closely For Non-Food Share Leadership Comparison of Consumer Packaged Goods (CPG) Channel Shares, % Total CPG Non-Food Dollar Sales Source: InfoScan Reviews Advantage, including Wal-Mart panel data 102 ISA Category Database - 100% = combined Food/Drug/Mass including Wal-Mart. 10/6/02

Supercenter Openings Result In An Average 11% Decline In Sales In Nearby Grocery Stores Department Level Impact of Average Supercenter Opening on Nearby Supermarkets Dollar Sales % Change Versus Year Ago Source: InfoScan Reviews Advantage, including Wal-Mart panel data 102 ISA Category Database - 100% = combined Food/Drug/Mass including Wal-Mart. 10/6/02

Dollar Store Shoppers Are Looking For Lower Prices on Grocery Food and Non-Food, National Brand Staples Dollar Stores Profile - Distribution of Top 1,000 Items Sold & Demographic Focus of Heavy Shoppers Source: InfoScan Reviews Advantage, including Wal-Mart panel data 102 ISA Category Database - 100% = combined Food/Drug/Mass including Wal-Mart. 10/6/02

Dollar Store Heavy Shoppers Are Dedicated Price Buyers Sentiments of Heavy Dollar Store Shoppers Source: InfoScan Reviews Advantage, including Wal-Mart panel data 102 ISA Category Database - 100% = combined Food/Drug/Mass including Wal-Mart. 10/6/02

Channel Shift % Increase Top Five Accounts vs. Year-Ago Wal-Mart +19% Fleming / K-Mart +9% Dollar General +33% Family Dollar +36% Target +12% Dial Shipments

Channel Shift *Units, Nielsen period ending 10/05/02. **Adjustables +13.7% FDM, +26.0% Wal-Mart Sales Increase Year-To-Date* ** **

Channel Shift Vendor Managed Inventory (VMI) 16 of our customers / 13 of our top 30 customers Business with VMI customers grows faster than business as a whole Top customers on VMI Wal-Mart Family Dollar Dollar General

Staying focused on growing core businesses Continuing to evaluate capital allocation options Acquisitions Debt reduction Opportunistic share repurchase Incremental reinvestment in the base business Going Forward

Financial Review

Financial Objectives Unit Sales Growth of 2-3% Net Income Growth of at least 10% CFROIC in excess of 20% Cash Flow from Operations 10+% of Net Sales V E R C

First Nine Mos. 2002 Performance Operations ($ millions) (2) (1) Excludes special items. (2) Includes $0.06 upward adjustment for the change in goodwill amortization. (1) (1)

Balance Sheet ($ millions) Balance Sheet Improvement *Includes value of Interest Rate Swap

Balance Sheet ($ millions) Balance Sheet Improvement *Includes value of Interest Rate Swap